UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2016

MMA Capital Management, LLC

 (Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On December 1, 2016, the Board of Directors of MMA Capital Management, LLC (the “Registrant”), approved a share repurchase program in an amount of 580,000 shares (“2017 Plan”), with repurchases under the 2017 Plan to commence no earlier than January 1, 2017. In connection with the approval of the 2017 Plan, management adopted a 10b5-1 Plan which will commence purchases no earlier than January 2, 2017, using a third-party administrator to operate the 10b5-1 Plan. Shares may be repurchased from time to time in open market or privately negotiated transactions with an initial maximum purchase price under the 2017 Plan of $21.34 per share, a maximum price that will remain in place until such time as it is revised by the Registrant’s Board of Directors.

Item 9.01	Exhibits

99.1	Press Release dated December 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

December 2, 2016	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 2, 2016